UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, Sonic Automotive, Inc.’s (“Sonic”) Board of Directors accepted the resignation of David P. Cosper as Sonic’s Vice Chairman and Chief Financial Officer effective March 31, 2013.

On October 16, 2012, Sonic’s Board of Directors promoted David B. Smith to the executive role of Sonic’s Vice Chairman effective March 31, 2013. Mr. Smith currently serves as Executive Vice President of Sonic, and also serves on Sonic’s Board of Directors.

On October 16, 2012, Sonic’s Board of Directors appointed Heath R. Byrd, 46, as Sonic’s Executive Vice President and Chief Financial Officer effective March 31, 2013. Mr. Byrd has served as Sonic’s Vice President and Chief Information Officer since November 2007 with responsibility for establishing and directing the strategic long-term goals, policies and procedures of Sonic’s business technology department. Prior to joining Sonic, he served in a variety of management positions at HRAmerica, Inc., a workforce management firm that provided customized human resource and workforce development through co-sourcing arrangements (“HRAmerica”), including as a director, as President and Chief Operating Officer and as Chief Financial Officer and Chief Information Officer. HRAmerica is not an affiliate of Sonic.

No contracts or arrangements were entered into or materially amended in connection with Mr. Byrd’s appointment on October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: October 17, 2012

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